UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

Leadis Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50770	77-0547089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

474 Potrero Avenue; Suite A; Sunnyvale, California	94085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 387-8800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2004, Leadis International Limited, a wholly-owned subsidiary of Leadis Technology, Inc. (Leadis), and Philips Electronics Hong Kong Limited – Mobile Display Systems (PMDS) entered into a Framework Agreement. Koninklijke Philips Electronics N.V., an entity indirectly affiliated with PMDS, held 278,142 shares of Leadis’s common stock as of December 10, 2004.

Under the Framework Agreement, neither PMDS nor any of its affiliates is obligated to purchase products from Leadis, nor is Leadis obligated to sell any products to PMDS. However, in the event PMDS and its named affiliates do purchase products from Leadis, the Framework Agreement provides the general terms and conditions applicable to such purchases. Among the general terms and conditions provided in the Framework Agreement are terms relating to and governing: pricing, payment, forecasts, delivery, order postponements and cancellations, product acceptance, product warranties, indemnification, limitations of liability, and ownership of intellectual property rights. The initial term of the Framework Agreement ends on December 31, 2005; however, unless either party gives termination notice at least three months in advance, the Framework Agreement will automatically renew for successive one-year terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leadis Technology, Inc.

Date: December 20, 2004	/s/ Victor K. Lee
Victor K. Lee
Chief Financial Officer